Execution Version

SHARE EXCHANGE AND BUY OUT AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of November 13, 2018 by and among SPHERE 3D CORP., a corporation incorporated under the laws of the province of Ontario (“Sphere”), FBC HOLDINGS SARL, a société à responsabilité limitée incorporated under the laws of Luxembourg with R.C.S. number B.142.133 (“FBC” or a “Stockholder”), MF VENTURES, LLC, a limited liability company incorporated under the laws of Delaware (“MF”), Silicon Valley Technology Partners, Inc., a Delaware corporation (“SVTP”) and Overland Storage, Inc.. a California corporation (“Overland”).

RECITALS

WHEREAS, Sphere holds 1,879,699 shares of Series A Preferred Stock, par value $0.0001 (the “SVTP Series A Preferred Stock”) of SVTP and FBC holds 2,120,301 shares of SVTP Series A Preferred Stock;

WHEREAS, the Stockholder is the beneficial owner of 6,500,000 Preferred Shares, no par value, of Sphere (the “Sphere Preferred Shares”);

WHEREAS, Sphere has agreed to transfer to the Stockholder such number of shares of SVTP Series A Preferred Stock as set out opposite the Stockholder’s name on Schedule A in consideration for the Stockholder surrendering such number of Sphere Preferred Shares as set out opposite the Stockholder’s name on Schedule A to Sphere in accordance with the terms of this Agreement;

WHEREAS, the terms and conditions of the Sphere Preferred Shares provide for the exercise of the rights contemplated by this Agreement in accordance with the terms thereof; and

WHEREAS, FBC has agreed to grant SVTP and MF the right to buy-out 2,500,000 of the Sphere Preferred Shares and 2,120,301 of the SVTP Series A Preferred Stock held by FBC in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties hereby agree as follows:

1.      CERTAIN DEFINITIONS.

In this Agreement:

“Business Day” means a day other than a Saturday, Sunday or any other statutory holiday in the City of New York, New York.

“Buy Out Notice” means a written notice from SVTP or MF in accordance with Section 4.3 to FBC stating its exercise of the Buy-Out Right.

“Buy Out Period” means the period beginning on the date of this Agreement and ending on the date which is one year after the date of this Agreement.

“Buy Out Price” means, per Buy-Out Share, an amount equal to 105% of the Original Issue Price for such share plus all unpaid dividends accrued through the Buy-Out Closing Date.

“Buy-Out Shares” means up to (a) 2,120,301 shares of SVTP Series A Preferred Stock held by FBC on or about the date of this Agreement plus (b) either (i) 2,500,000 Sphere Preferred Shares held by FBC or (ii) if FBC has exercised its Exchange Right prior to the Buy-Out Closing Date, the SVTP Shares that have been exchanged for such Sphere Preferred Shares by FBC pursuant to the Exchange.

“Exchange Period” means the period beginning on the date of this Agreement and ending on the date which is two years after the date of this Agreement.

“Exercise Notice” means a written notice from the Stockholder in accordance with Section 2.3 to Sphere stating its exercise of the Exchange Right.

“Original Issue Price” means (i) with respect to the SVTP Series A Preferred Stock, $1.00 per share and (ii) with respect to the Sphere Preferred Shares, $1 per share, in each case as adjusted for stock splits, combinations, recapitalizations, and the like.

“Overland Pledge” means that certain second-priority pledge over 1,879,699 shares of Series A Preferred Stock of SVTP held by Sphere dated on or around the date of this Agreement.

“Party” means a party to this Agreement.

“Share Transfer” means any transfer of SVTP Series A Preferred Stock pursuant to the terms of this Agreement.

“Sphere Shares” means such number of Sphere Preferred Shares as set out opposite the Stockholder’s name on Schedule A.

“SVTP Shares” means the number of SVTP Series A Preferred Stock set out in the column titled “Entitlement to SVTP Shares” opposite the Stockholder’s name on Schedule A.

2.      AGREEMENT TO EXCHANGE SHARES.

2.1.      Agreement to Exchange. Sphere hereby grants the Stockholder the right (the “Exchange Right”) to require Sphere to transfer, convey and assign all or any portion of Sphere’s right, title and interest in and to the SVTP Shares to the Stockholder free and clear of any security interests, pledges, liens, restrictions, claims or encumbrances of any kind (collectively, “Claims”), in consideration for the Stockholder surrendering, transferring, conveying and assigning to Sphere all, or a ratable portion, of the Stockholder’s right, title and interest in and to the Sphere Shares held by the Stockholder free and clear of Claims in accordance with the terms of this Agreement (the “Exchange”). The Exchange may be exercised by the Stockholder in respect of some or all of the Sphere Shares held by the Stockholder. If the exchange is partial, the entitlement to SVTP Shares shall be proportionate to the full entitlement to SVTP Shares set out in Schedule A.

2.2.      Exchange Period. The Exchange may only be exercised by the Stockholder within the Exchange Period. The Exchange shall automatically lapse at 6pm EST on the last day of the Exchange Period.

2.3.      Closing Date. The Exchange shall be exercised by the Stockholder delivering an Exercise Notice to Sphere. The Exercise Notice shall include a date (the “Closing Date”) on which the closing for such Exchange shall take place, which shall be no less than one (1) Business Day and no more than ten (10) Business Days from the date of the applicable Exercise Notice.

3.      CLOSING OF EXCHANGE.

3.1.      Transfer of SVTP Shares. On the applicable Closing Date, Sphere shall execute and deliver to the Stockholder such instruments of transfer or other documents as are necessary and sufficient to sell, assign and transfer all of its right, title and interest in and to the SVTP Shares subject to the Exchange to the Stockholder, free and clear of all Claims.

3.2.      Transfer of Sphere Shares. On the applicable Closing Date, the Stockholder shall execute and deliver to Sphere such instruments of surrender, transfer or other documents as are necessary and sufficient to surrender, sell, assign and transfer all of its right, title and interest in and to the Sphere Shares subject to the Exchange to Sphere, free and clear of all Claims.

3.3.      Effect of Exchange. Effective immediately upon the consummation of an Exchange: (a) any and all rights, preferences privileges or obligations of or to the Stockholder (including any redemption rights) set forth in the terms of the Articles of Amendment of Sphere with respect to all Sphere Shares subject to such Exchange shall automatically terminate and be of no further force or effect; (b) any and all rights, preferences privileges or obligations of or to Sphere set forth in the Amended and Restated Certificate of Incorporation of SVTP with respect to the SVTP Shares subject to such Exchange shall automatically terminate and be of no further force or effect and (c) any liens or security interests granted by Sphere in favour of Overland pursuant to the Overland Pledge with respect to SVTP Shares subject to the Exchange shall automatically terminate and be released.

4.      BUY OUT RIGHT.

4.1.      Agreement to Transfer. FBC hereby grants MF and SVTP the right (the “Buy-Out Right”) to require FBC to sell all, or any portion, of FBC’s right, title and interest in and to the Buy-Out Shares held by FBC at such time to MF or SVTP, as applicable, at the Buy-Out Price (the “Buy-Out”). If the Buy-Out Shares subject to a Buy-Out comprise of both SVTP Series A Preferred Shares and Sphere Preferred Shares, the Buy-Out shall be pro rata across both share classes.

4.2.      Buy-Out Period. The Buy-Out Right may be exercised only during the Buy-Out Period. The Buy-Out Right shall automatically lapse at 6pm EST on the last day of the Buy-Out Period.

4.3.      Buy-Out Closing Date. The Buy-Out Right shall be exercised by either SVTP or MF delivering a Buy-Out Right Notice to FBC. The Buy-Out Right Notice shall include a date (the “Buy-Out Closing Date”) on which the closing for the Buy-Out Right shall take place, which shall be no less than one (1) Business Day and no more than ten (10) Business Days from the date of the applicable Buy-Out Right Notice. If both SVTP and MF serve a Buy-Out Notice at the same time for a total number of shares greater than the Buy-Out Shares, then FBC shall have the right to determine which Buy-Out Notice to comply with, and to what extent, with respect to the number of Buy-Out Shares.

4.4.      Buy-Out Closing. On the Buy-Out Closing Date, Newco or MF, as applicable, shall pay the Buy-Out Price to FBC by wire transfer in immediately available funds and FBC shall deliver to Newco or MF as applicable, any certificate or certificates representing the Buy-Out Shares to be sold (if any), accompanied by stock powers and any other document reasonably necessary to give effect to the Buy-Out Right.

4.5.      Post-Buy-Out Exchange Right. If the Buy-Out Closing Date occurs prior to FBC’s exercise of its Exchange Right, then the Buy Out Shares that constitute Sphere Preferred Shares shall, automatically at the Buy-Out Closing and without any further action of the parties hereunder, be exchanged for the same number of SVTP Shares that would have been issued to FBC had the Exchange occurred prior to the Buy-Out with respect to the number of Sphere Preferred Shares subject to the Buy-Out. Accordingly, immediately upon the Buy-Out Closing, such Sphere Preferred Shares will be automatically returned to Sphere for cancellation, and the SVTP Shares issued in exchange therefor shall be transferred to SVTP or MF, as applicable (and, if transferred to SVTP, shall be immediately cancelled).

5.      REPRESENTATIONS AND WARRANTIES.

5.1.      Representations and Warranties of the Parties. Each Party hereby represents and warrants to the other Parties as follows, on the date hereof and as of the applicable Closing Date and Buy-Out Closing Date, on behalf of itself:

(a)      Organization, Good Standing and Qualification. Each party is duly incorporated or duly organized and is a validly existing entity in good standing under the laws of the jurisdiction of its incorporation or organization with the corporate power and authority to execute, deliver and perform the terms of this Agreement and to consummate the Exchange and/or the Buy-Out, as applicable.

(b)      Binding Effect. This Agreement is the valid and binding obligation of each Party, enforceable against such Party in accordance with its terms. Each Party has the full legal right to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement by such Party is not subject to the consent or approval of any other person or entity.

(c)      Ownership of Exchange Shares. The Stockholder is the sole record, legal and beneficial owner of title to the Sphere Shares, free and clear of any Claims. Sphere is the sole record, legal and beneficial owner of title to the SVTP Shares, free and clear of any Claims other than (i) the Claims arising under this Agreement, (ii) the pledge of the SVTP shares in favor of FBC to secure the obligations of Sphere under this Agreement and (iii) the Overland Pledge. On the applicable Closing Date, the Stockholder will sell, transfer and convey to Sphere good and marketable title to the Sphere Shares that are subject to the applicable Exchange, and Sphere will sell, transfer and convey to the Stockholder good and marketable title to the SVTP Shares that are subject to the applicable Exchange, in each case free and clear of any Claims. On the Buy-Out Closing Date, the Stockholder will sell, transfer and convey to MF or SVTP (as applicable) good and marketable title to the Buy-Out Shares, and, if the Buy-Out occurs prior to the Exchange, (i) Sphere will transfer and convey to SVTP or MF (as applicable) good and marketable title to the SVTP Shares described in Section 4.5 and (ii) SVTP or MF (as applicable) will transfer and convey to Sphere good and marketable title to the Sphere Shares constituting a portion of the Buy-Out Shares, in each case free and clear of any Claims. No Party is bound by any options, calls, contracts, or commitments of any character relating to the Sphere Shares or the SVTP Shares, as applicable, except as set forth in this Agreement.

(d)      Effect of Exchange. The execution, delivery, and performance of this Agreement by each Party does not and will not violate any instrument, agreement, judgment, decree, order, statute, rule, or governmental regulation applicable to such Party or to which such Party it is a party or by which such Party or any of its properties or other assets is bound or is subject.

5.2.      Representations and Warranties of the Stockholder. The Stockholder represents and warrants to SVTP and Sphere as follows:

(a)      Stockholder hereby confirms, that the SVTP Preferred Stock to be acquired by the Stockholder pursuant to the Exchange will be acquired for investment for the Stockholder’s own account, not as a nominee or agent, and, except as contemplated by this Agreement, not with a view to the resale or distribution of any part thereof, and the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Stockholder further represents that the Stockholder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Sphere Shares and the SVTP Preferred Stock. The Stockholder has not been formed for the specific purpose of acquiring the SVTP Preferred Stock pursuant to the Exchange.

(b)      The Stockholder has had an opportunity to discuss Sphere’s and SVTP’s business, management, financial affairs and the terms and conditions of the Exchange with the applicable members of management and has had an opportunity to review the applicable company’s facilities.

(c)      The Stockholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to exercise the Exchange or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the Exchange, (ii) any foreign exchange restrictions applicable to such Exchange, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the SVTP Shares. The Stockholder’s rights under the Exchange and beneficial ownership of the SVTP Shares will not violate any applicable securities or other laws of the Stockholder’s jurisdiction.

5.3.      Applicable Securities Law. Subject to the accuracy of representations and warranties made by the Stockholder herein, and in reliance upon such representations and warranties, Sphere represents to the Stockholder on the date of this Agreement and on each Closing Date that exercising the Exchange will not contravene any applicable state, federal or provincial securities laws in the United States or Canada.

5.4.      No Transfer Restrictions. SVTP represents to Sphere and the Stockholder that there are no transfer restrictions applicable to the SVTP Shares which would prevent Sphere from complying with its obligations under this Agreement that have not been waived by SVTP.

5.5.      Information. Each of Sphere, MF, SVTP and the Stockholder represents and warrants, as of the date hereof and as of the applicable Closing Date and/or Buy-Out Closing Date, that such Party (a) has adequate information concerning the business and financial condition of SVTP and Sphere to make an informed decision regarding the entry into this Agreement, the Exchange and the Buy-Out, (b) has independently and without reliance upon any other Party, made its own analysis and decision to enter into this Agreement, (c) the other Party currently may have, and later may come into possession of, information with respect to Sphere or SVTP that is not known to such Party and that may be material to a decision to enter into this Agreement, to effect the Exchange or the Buy-Out (“Excluded Information”), and that (d) no other Party shall have any liability to such Party, and such Party to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against any other Party (or its affiliates or agents), whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the entry into this Agreement, the Exchange and the Buy-Out.

6.      Conditions to Closing. The respective obligations of the Parties to consummate the transactions contemplated by this Agreement, to effect the Exchange and/or the Buy-Out, as applicable, are subject to the satisfaction at or prior to the applicable Closing Date and/or Buy-Out Closing Date to the following conditions:

6.1.      Representation and Warranties. The representations and warranties of the applicable Parties set forth in this Agreement are true and correct in all material respects, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on such Party’s ability to perform its obligations under this Agreement.

6.2.      Performance of Agreements. The applicable Parties shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by such Parties on or prior to the applicable Closing Date and/or Buy-Out Closing Date.

6.3.      No Order. No temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction shall be in effect enjoining or otherwise prohibiting the consummation of the Exchange and/or the Buy-Out.

7.      GENERAL PROVISIONS.

7.1     . SVTP Acknowledgement of Share Transfers. SVTP hereby waives any and all rights to prior notice with respect to, and hereby consents to and approves, the Share Transfers for any and all purposes.

7.2.      Notice. Notice, requests, demands, and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when: (a) delivered personally, on the date of such delivery; (b) delivered by electronic transmission, on the date of such delivery; or (c) mailed by registered or certified mail, postage prepaid, return receipt requested, on the third day after the posting thereof, to the address set forth in the signature pages to this Agreement (as such address may be updated by written notices to the other Parties to this Agreement) .

7.3.      Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives; provided that such party consents in writing to be bound by the terms, conditions and obligations under this Agreement.

7.4.      Assignment. Neither Sphere, SVTP or MF may assign its rights or obligations under this Agreement without the prior written consent of each of the other parties hereto. Neither the Sphere Shares nor the SVTP Shares may be sold, transferred, conveyed, assigned or otherwise disposed of by FBC (an “FBC Transfer”) unless both (i) such FBC Transfer is effected with respect to a number of Sphere Shares and SVTP Shares that is proportionate to the total number of Sphere Shares and SVTP Shares held by FBC at such time and (ii) the transferee or assignee of such Sphere Shares and SVTP Shares agrees in writing, in form and substance reasonably acceptable to each of the parties hereto, to be bound by the terms of this Agreement with respect to all of the Sphere Shares and SVTP Shares subject to the FBC Transfer, as if such transferee or assignee were FBC hereunder (and, for the avoidance of doubt, FBC shall remain a party to this Agreement with respect to any Sphere Shares and SVTP Shares that are not a part of the FBC Transfer).

7.5.      Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without reference to without reference to principles of conflict of laws or choice of laws.

7.6.      Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Delivery of copies of original signed counterparts by facsimile or electronic transmission (including e-mail) shall be deemed as valid as physical delivery of original signed counterparts.

7.7.      Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “Sections”, “schedules” and “exhibits” will mean “sections”, “schedules” and “exhibits” to this Agreement.

7.8.      Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all parties.

7.9.      Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

7.10.      Entire Agreement. This Agreement and the documents referred to herein, together with all the Schedules and Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.11.      Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.12.      Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

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[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement as of the date first written above.

SPHERE 3D CORP.

By:	/s/ Peter Tassiopoulos
Name:	Peter Tassiopoulos
Title:	President

Address:

Email:

Attn: Peter Tassiopoulos

[SIGNATURE PAGE TO SHARE EXCHANGE AND BUY-OUT AGREEMENT]

STOCKHOLDER:

FBC HOLDINGS SARL

By: /s/ Trustmoore Luxembourg S.A.
Name: Trustmoore Luxembourg S.A.
Title: Manager A

By: /s/ Cyrus Capital Partners, LP
Name: Cyrus Capital Partners, LP
Title: Manager B

c/o Cyrus Capital Partners, LP
65 East 55th Street
New York
NY 10022
United States
Email: dbordessa@cyruscapital.com and
ops@cyruscapital.com

With a copy (which shall not constitute notice) To

Morgan, Lewis & Bockius UK LLP
Condor House, 5-10 St. Paul's Churchyard
London EC4M 8AL
United Kingdom
Attention: Georgia Quenby/Victoria Thompson

Email: Georgia.quenby@morganlewis.com and
Victoria.thompson@morganlewis.com

[SIGNATURE PAGE TO SHARE EXCHANGE AND BUY-OUT AGREEMENT]

MF VENTURES LLC

By: /s/ Victor MacFarlane
Name: Victor MacFarlane
Title: Manager

Address:

Email:

Attn: Victor MacFarlane

[SIGNATURE PAGE TO SHARE EXCHANGE AND BUY-OUT AGREEMENT]

SVTP:

SILICON VALLEY TECHNOLOGY PARTNERS, INC

By: /s/ Eric Kelly
Name: Eric Kelly
Title: Chief Executive Officer

Address:

Email:

Attn: Eric Kelly

[SIGNATURE PAGE TO SHARE EXCHANGE AND BUY-OUT AGREEMENT]

OVERLAND:

By: /s/ Eric Kelly
Name: Eric Kelly
Title: Chief Executive Officer

Address:

Email:

Attn: Eric Kelly

[SIGNATURE PAGE TO SHARE EXCHANGE AND BUY-OUT AGREEMENT]

SCHEDULE A

LIST OF STOCKHOLDERS AND ENTITLEMENTS

STOCKHOLDER	SPHERE SHARES	ENTITLEMENT TO SVTP SHARES
FBC Holdings S.a r.l.	2,500,000 shares of Preferred Shares of Sphere	1,879,699 shares of Series A Preferred Stock of SVTP